UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
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☐	Soliciting Material Pursuant to §240.14a-12

PURE CYCLE CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
ABOUT THE MEETING
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
DIRECTORS AND EXECUTIVE OFFICERS
CORPORATE GOVERNANCE AND BOARD MATTERS
EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
ELECTION OF DIRECTORS
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
ISSUANCE OF SHARES OF COMMON STOCK UPON CONVERSION OF CONVERTIBLE NEGOTIABLE PROMISSORY NOTE
ACTION TO BE TAKEN UNDER THE PROXY
OTHER INFORMATION

PURE CYCLE CORPORATION
500 E. 8th Ave, Suite 201
Denver, CO 80203
(303) 292-3456
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on January 11, 2011
TO PURE CYCLE’S SHAREHOLDERS:
You are cordially invited to attend the annual meeting of the shareholders of Pure Cycle Corporation (the “Company”). The meeting will be held at 1550 Seventeenth Street, Suite 500, Denver, Colorado 80202, at the offices of Davis Graham & Stubbs LLP, on January 11, 2011 at 2:00 p.m. Mountain Time for the following purposes:
1.	To elect a board of seven directors to serve until the next annual meeting of shareholders, or until their successors have been duly elected and qualified;
2.	To ratify the appointment of GHP Horwath, P.C. as the Company’s independent registered public accounting firm for the 2011 fiscal year;
3.
To approve the issuance of shares of common stock upon conversion of a $5.2 million Convertible Negotiable Promissory Note payable by the Company to PAR Investment Partners, L.P., a 5% or greater shareholder of the Company; and

4.	To transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.
Only shareholders of record as of 5:00 p.m. Mountain Time on November 22, 2010 will be entitled to notice of or to vote at this meeting or any adjournment(s) thereof.
Whether or not you plan to attend, please vote promptly by following the instructions on the Important Notice Regarding the Availability of Proxy Materials or, if you requested a printed set of proxy materials, by completing, signing and dating the enclosed proxy and returning it in the accompanying postage-paid envelope. Shareholders who attend the meeting may revoke their proxies and vote in person if they so desire.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Scott E. Lehman
Scott E. Lehman, Secretary
December 2, 2010

PURE CYCLE CORPORATION
500 E. 8th Ave, Suite 201
Denver, CO 80203
(303) 292-3456
PROXY STATEMENT FOR THE
ANNUAL MEETING OF SHAREHOLDERS
To be held on January 11, 2011
ABOUT THE MEETING
This proxy statement is being made available to shareholders in connection with the solicitation of proxies by the board of directors of PURE CYCLE CORPORATION (the “Company”) for use at the annual meeting of shareholders of the Company (the “Meeting”) to be held at 1550 Seventeenth Street, Suite 500, Denver, Colorado 80202, at the offices of Davis Graham & Stubbs LLP on January 11, 2011 at 2:00 p.m. Mountain Time or at any adjournment thereof. The cost of soliciting proxies is being paid by the Company. The Company’s officers, directors, and other regular employees may, without additional compensation, solicit proxies personally or by other appropriate means.
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
Pursuant to the rules adopted by the Securities and Exchange Commission (“SEC”), the Company is required to provide access to its proxy materials via the Internet. Accordingly, the Company furnished proxy materials to its shareholders primarily via the Internet, rather than mailing these materials to each shareholder. On or about December 2, 2010, the Company mailed to each shareholder of record and beneficial owners (other than those who previously requested electronic delivery) an Important Notice Regarding the Availability of Proxy Materials.
How can I get access to the proxy materials?
Instructions on how to access the proxy materials, including this proxy statement and the Company’s Annual Report on Form 10-K, on-line may be found in the Important Notice Regarding the Availability of Proxy Materials, as well as instructions to request a printed set of such materials. You may also request the proxy materials by contacting the Company’s transfer agent: Computershare Trust Company, Inc., 350 Indiana Street, Suite #800, Golden, Colorado 80401, telephone: (303) 262-0600 or 1-800-962-4284, or by writing the Company’s Secretary at the Company’s address set forth above.
If you would like to receive the Important Notice Regarding the Availability of Proxy Materials via email rather than regular mail in future years, please follow the instructions in the Notice. Choosing to receive future notices by email will help the Company reduce the costs and environmental impact of the Company’s shareholder meetings.
What is the purpose of the Meeting?
At the Meeting, shareholders are asked to act upon the matters outlined above in the Notice of Annual Meeting of Shareholders and as described in this proxy statement. The matters to be considered are (i) the election of directors, (ii) the ratification of the appointment of the Company’s independent auditors for the fiscal year ending August 31, 2011, (iii) the approval of the issuance of shares of common stock upon conversion of a $5.2 million note payable, and (iv) such other matters as may properly come before the Meeting. Management will be available to respond to appropriate questions.
Who is entitled to vote?
Only shareholders of record as of 5:00 p.m. Mountain Time on November 22, 2010 (the “Record Date”), are entitled to vote on matters presented at the Meeting. On the Record Date, there were 22,055,499 shares of the Company’s 1/3 of $.01 par value common stock (“common stock”) issued and outstanding.

What are my voting rights?
If you were a shareholder of record on the Record Date you will be entitled to vote all of the shares you held on the Record Date at the Meeting or any postponements or adjournments thereof. If your shares are held in an account at a bank, brokerage firm, or other nominee, then you are the beneficial owner of shares held in “street name.” If you wish to vote in person at the Meeting, you must obtain a valid proxy from the nominee that holds your shares. Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct how your shares are voted without attending the Meeting.
Each outstanding share of the Company’s common stock will be entitled to one vote on each matter acted upon. There is no cumulative voting.
How do I vote?
If you are the shareholder of record, you may vote your shares by following the instructions in the Important Notice Regarding the Availability of Proxy Materials mailed on or about December 2, 2010 or, if you have received a printed set of the proxy materials, you may vote your shares by completing, signing and dating the enclosed proxy card and then mailing it to the Company’s transfer agent in the pre-addressed envelope provided. You may also vote your shares by calling the transfer agent at the number listed on the proxy card. If your shares are held beneficially in street name, you may vote your shares by following the instructions provided by your broker.
Can I change or revoke my vote?
A proxy may be revoked by a shareholder any time prior to the exercise thereof by written notice to the Secretary of the Company, by submission of another proxy bearing a later date or by attending the Meeting and voting in person.
Is my vote confidential?
Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed within the Company or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally shareholders provide written comments on their proxy cards, which are forwarded to management of the Company.
Will my shares held in street name be voted if I do not provide my proxy?
If you hold your shares through a bank, broker, or other nominee, your shares must be voted by the nominee. If you do not provide voting instructions, under the rules of the securities exchanges, the nominee’s discretionary authority to vote your shares is limited to “routine” matters. Proposal 1 for the election of directors and proposal 3 for the conversion of the promissory note are not considered routine matters for this purpose, so if you do not provide your proxy, your shares will not be voted at the Meeting with respect to the election of directors or proposal 3. In this case your shares will be treated as “broker non-votes” and will not be counted for purposes of determining the election of directors or whether proposal 3 has been approved.
A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.
What is a quorum?
The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock constitutes a quorum at the Meeting for the election of directors and for the other proposals. Abstentions and broker non-votes are counted for the purposes of determining whether a quorum is present at the Meeting.

How many votes are required to approve the proposals?
•
Election of Directors — The election of directors requires the affirmative vote of a plurality of the votes cast by shares represented in person or by proxy and entitled to vote for the election of directors. This means that the nominees receiving the most votes from those eligible to vote will be elected. You may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees; however, a “withheld” vote or a broker non-vote (defined above) will have no effect on the outcome of the election.

•
Ratification of auditors, conversion of note payable to common stock and other matters - The number of votes cast in favor of the proposal at the Meeting must exceed the number of votes cast against the proposal for the approval of proposals 2 and 3 and other matters. For proposals 2 and 3 and any other business matters to be voted on, you may vote “FOR,” “AGAINST,” or you may “ABSTAIN.” Abstentions and broker non-votes will not be counted as votes for or against a proposal and, therefore, have no effect on the vote.

If no specification is made, then the shares will be voted “FOR” the directors nominated by the board of directors and “FOR” proposals 2 and 3 and otherwise, in accordance with the recommendations of the board of directors.
Does the Company expect there to be any additional matters presented at the Meeting?
Other than the items of business described in this proxy, the Company is not aware of any other business to be acted upon at the Meeting. If you grant a proxy, the persons named as proxy-holders, Mark W. Harding and Harrison H. Augur, have the discretion to vote your shares on any additional matter properly presented for a vote at the Meeting. If for any unforeseen reason any of the director nominees are not available for election at the date of the Meeting, the named proxy-holders will vote your shares for such other candidates as may be nominated by the board.
When will the results of the voting being announced?
The Company will announce preliminary results at the Meeting and will publish final results in a current report on Form 8-K to be filed within 4 days of the date of the Meeting.
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
The following table sets forth information as of November 22, 2010, as to the beneficial ownership of shares of the Company’s common stock by (i) each person (or group of affiliated persons) known to the Company to own beneficially 5% or more of the common stock, (ii) each director of the Company and each nominee for director, (iii) each executive officer and (iv) all directors and executive officers as a group. All information is based on information filed by such persons with the SEC and other information provided by such persons to the Company. Except as otherwise indicated, the Company believes that each of the beneficial owners listed has sole investment and voting power with respect to such shares. On November 22, 2010, there were 22,055,499 shares outstanding. Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire shares within 60 days of November 22, 2010, are included as outstanding and beneficially owned for that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

	Amount and nature of		Percent of
Name and address of beneficial owner	beneficial ownership		class
Mark W. Harding **	727,243	[1]	3.3%
Harrison H. Augur **	122,384	[2]	*
Arthur G. Epker III - One International Place, Suite 2401, Boston, MA 02110	12,500	[3]	*
Richard L. Guido **	20,000	[4]	*
Peter C. Howell **	18,000	[5]	*
George M. Middlemas - 225 W. Washington, #1500, Chicago, IL 60606	20,000	[6]	*
H. Hunter White - 301 St. Charles Ave., 3rd Floor, New Orleans, LA 70130	3,000,000	[7]	13.6%

All officers and directors as a group (7 persons)	3,920,127	[8]	17.7%

PAR Capital Management, Inc. / PAR Investment Partners, L.P. / PAR Group, L.P. One International Place, Suite 2401, Boston, MA 02110	4,000,871	[9]	18.1%
High Plains A&M, LLC - 301 St. Charles Ave., 3rd Floor, New Orleans, LA 70130	3,000,000	[10]	13.6%
Wellington Management Company, LLP - 75 State Street, Boston, MA 02109	2,158,195	[11]	9.8%
Trigran Investments, Inc. / Trigran Investments, L.P. 630 Dundee Road, Suite 230, Northbrook, IL 60062	1,923,944	[12]	8.7%
RMB Capital Management, LLC - 115 S. LaSalle Street, 34th Floor, Chicago, IL 60603	1,442,262	[13]	6.5%
Tealwood Asset Management, Inc. - 80 South 8th Street, Suite 1225, Minneapolis, MN 55402	1,367,579	[14]	6.2%

*	Less than 1%

**	Address is the Company’s address: 500 E. 8th Ave, Suite 201, Denver, CO 80203

1.	Includes 210,000 shares of common stock held by SMA Investments, LLLP, a limited liability limited partnership controlled by Mr. Harding.

2.
Includes 20,000 shares purchasable by Mr. Augur under currently exercisable options. Includes 10,000 shares of common stock held by Patience Partners, L.P., a limited partnership in which a foundation controlled by Mr. Augur is a 60% limited partner and Patience Partners LLC is a 40% general partner. Patience Partners LLC is a limited liability company in which Mr. Augur owns a 50% membership interest. Includes 46,111 shares of common stock held by Auginco, a Colorado partnership, which is owned 50% by Mr. Augur and 50% by his wife.

3.
Includes 12,500 shares purchasable by Mr. Epker under currently exercisable options. Excludes 4,000,871 shares of common stock held directly by PAR Investment Partners, L.P. (“PIP”). PAR Capital Management, Inc. (“PCM”), as the general partner of PAR Group, L.P. (“PGL”), which is the general partner of PIP, has investment discretion and voting control over shares held by PIP. No shareholder, director, officer or employee of PCM has beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”)) of any shares held by PIP. The shares held by PIP are part of a portfolio managed by Mr. Epker. As an officer of PCM, Mr. Epker has the authority to trade the securities held by PIP, however, Mr. Epker disclaims beneficial ownership of the shares held by PIP.

4.	Includes 20,000 shares purchasable by Mr. Guido under currently exercisable options.

5.	Includes 17,500 shares purchasable by Mr. Howell under currently exercisable options.

6.	Includes 20,000 shares purchasable by Mr. Middlemas under currently exercisable options.

7.
By reason of his status as a member and manager of High Plains A&M, LLC, (“HP A&M”), Mr. White has voting authority and investment power over the 3,000,000 shares issued to HP A&M. Mr. White disclaims beneficial ownership of the shares held by HP A&M except to the extent of his pecuniary interest therein, which is approximately 66% or approximately 2,000,000 shares of common stock. HP A&M has pledged 2,250,000 of its shares of common stock. Mr. White’s interest in the shares pledged would equate to a pledge of approximately 1,500,000 of the shares in which he claims pecuniary interest.

8.	Includes the following shares:
a.	210,000 shares held by SMA Investments, LLLP as described in number 1 above,

b.	90,000 shares purchasable by directors and officers under exercisable options, and

c.	10,000 shares of common stock held by Patience Partners, L.P., and 46,111 shares of common stock held by Auginco, as described in number 2 above.

9.
This disclosure is based on the Schedule 13D/A filed by PIP, PGL and PCM on October 8, 2010. PIP owns directly 4,000,871 shares. PGL, through its control of PIP as general partner, has sole voting and dispositive power with respect to all 4,000,871 shares owned beneficially by PIP. PCM, through its control of PGL as general partner, has sole voting and dispositive power with respect to all 4,000,871 shares owned beneficially by PIP.

10.
This disclosure is based on a Schedule 13G filed by HP A&M on September 11, 2006. By reason of the status of each of H. Hunter White, Mark D. Campbell and M. Walker Baus as a member and manager of HP A&M, each of them is deemed a beneficial owner of these shares. Each of them disclaims beneficial ownership of the shares held by HP A&M except to the extent of his pecuniary interest in the limited liability company.

11.
This disclosure is based on a Schedule 13G/A filed by Wellington Management Company, LLP (“Wellington”) on February 12, 2010. Wellington, in its capacity as investment adviser, may be deemed to beneficially own shares owned of record by clients of Wellington. Wellington shares dispositive power over 2,158,195 shares and voting power over 1,499,695 shares.

12.
This disclosure is based on a Schedule 13G/A filed by Trigran Investments, Inc. (“TII”), Trigran Investments, L.P. (“TIL”), Douglas Granat, Lawrence A. Oberman and Steven G. Simon on February 12, 2010. It includes 1,198,640 shares of common stock owned by TIL. By reason of its role as the general partner of TIL, TII may be considered the beneficial owner of the shares owned by TIL. By reason of their role as controlling shareholders and sole directors of TII, each of Douglas Granat, Lawrence A. Oberman and Steven G. Simon may be considered the beneficial owners of shares beneficially owned by TII.

13.	This disclosure is based on a Schedule 13G filed by RMB Capital Management, LLC on February 5, 2010.

14.
This disclosure is based on a Schedule 13G filed by Tealwood Asset Management, Inc. (“Tealwood”) on November 3, 2010. Tealwood has sole dispositive power over 1,367,579 and voting power over 1,085,318 shares.

DIRECTORS AND EXECUTIVE OFFICERS
The following table sets forth the Company’s directors, director nominees, and executive officer and their positions currently held with the Company.

Name	Age	Position
Mark W. Harding	47	Director, President, CEO and CFO *
Harrison H. Augur	68	Chairman of the Board *
Arthur G. Epker III	48	Director *
Richard L. Guido	66	Director *
Peter C. Howell	61	Director *
George M. Middlemas	64	Director *
H. Hunter White	56	*

*	Director nominee
The principal occupation and other information about each of the individuals listed above, including the period during which each has served as director or officer can be found beginning on page 15.

CORPORATE GOVERNANCE AND BOARD MATTERS
Board Leadership Structure
The Company’s board of directors has chosen to separate the positions of Chief Executive Officer and Chairman of the board. Keeping these positions separate allows the Company’s Chief Executive Officer to focus on developing and implementing the Company’s business plans and supervising the Company’s day-to-day operations and allows the Company’s Chairman to lead the board of directors in its oversight and advisory roles. Because of the many responsibilities of the board of directors and the significant time and effort required by each of the Chairman and the Chief Executive Officer to perform their respective duties, the Company believes that having separate persons in these roles enhances the ability of each to discharge those duties effectively and, as a corollary, enhances the Company’s prospects for success. The board of directors also believes that having separate positions provides a clear delineation of responsibilities for each position and fosters greater accountability of management.
Board Risk and Oversight
Our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. With the oversight of the Company’s full board of directors, the Company’s executive officer is responsible for the day-to-day management of the material risks the Company faces. In its oversight role, the board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Annually, the board of directors holds strategic planning sessions with management to discuss strategies, key challenges, risks and opportunities for the Company. This involvement of the board of directors in setting the Company’s business strategy is a key part of its oversight of risk management, its assessment of management’s appetite for risk, and its determination of what constitutes an appropriate level of risk for the Company. Additionally, the board of directors regularly receives updates from management regarding certain risks the Company faces, including various operating risks. Management attends meetings of the board of directors and its committees on a regular basis, and as is otherwise needed, and are available to address any questions or concerns raised by the board on risk management and any other matters.
The Audit Committee is responsible for overseeing risk management of financial matters, financial reporting, the adequacy of the Company’s risk-related internal controls, internal investigations, and enterprise risks, generally. The Nominating Committee oversees the Company’s corporate governance guidelines and governance-related risks, such as board independence, as well as management and director succession planning. The Compensation Committee oversees risks related to compensation policies and practices, and is responsible for establishing and maintaining compensation policies and programs designed to create incentives consistent with the Company’s business strategy that do not encourage excessive risk-taking.
Board Membership and Director Independence
Director Independence - At least a majority of the members of the board and all members of the board’s Audit, Compensation, and Nominating Committees must be independent in accordance with the listing standards of The NASDAQ Stock Market. The board has determined that four of the six current members, Messrs. Augur, Guido, Howell, and Middlemas, are independent pursuant to the standards of The NASDAQ Stock Market.
Terms of Directors and Officers - All directors are elected for one-year terms which expire at the annual meeting of shareholders or when their successors are duly elected and qualified. The Company’s officers are elected annually by the board of directors and hold office until their successors are duly elected and qualified.
Family Relationships of Directors and Officers - None of the current directors or officers, or nominees for director, is related to any other officer or director of the Company or to any nominee for director.
Board meetings held - The board of directors and each of the standing committees described below meet throughout the year on a set schedule. They also hold special meetings and act by written consent from time to time as appropriate. The Company’s non-management directors meet regularly in executive sessions without management present. The executive sessions of non-management directors are held in conjunction with each regularly scheduled board meeting.

During the fiscal year ended August 31, 2010, the board of directors held five (5) meetings. All board members attended 75% or more of the aggregate of the total number of meetings of the board of directors and the total number of meetings held by all committees of the board on which the director served except Mr. Middlemas. All of the Company’s board members are expected to attend the annual meetings. All of the Company’s board members attended the 2010 Annual Meeting.
Committees
The Board has three standing committees: Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee (the “Nominating Committee”). Each of the committees regularly reports on its activities and actions to the full board of directors.
Membership in the standing committees for 2010 is set forth below:

Fiscal 2010 Committee Membership
	Audit	Compensation	Nominating
Director	Committee	Committee	Committee
M. Harding	—	—	—
H. Augur	X	X	X
A. Epker	—	X	X
R. Guido	X	—	Chair
P. Howell	Chair	—	—
G. Middlemas	—	Chair	—
Audit Committee - The Audit Committee consists of Mr. Howell (Chair) and Messrs. Augur and Guido. The board of directors has determined that all of the members of the Audit Committee are “independent” within the meaning of the listing standards of The NASDAQ Stock Market and the SEC rules governing audit committees. In addition, the board has determined that Mr. Howell meets the SEC criteria of an “audit committee financial expert” by reason of his understanding of Accounting Principles Generally Accepted in the United States of America (“GAAP”) and the application of GAAP, his education, his experiences as an auditor and chief financial officer, and his understanding of financial statements. See Mr. Howell’s biography under Election of Directors (Proposal No. 1) for additional information.
The functions to be performed by the Audit Committee include the appointment, retention, compensation and oversight of the Company’s independent auditors, including pre-approval of all audit and non-audit services to be performed by such auditors. The Audit Committee Charter is available on the Company’s website at www.purecyclewater.com. The Audit Committee held six (6) meetings during the fiscal year ended August 31, 2010.
Compensation Committee - The Compensation Committee consists of Mr. Middlemas (Chairman) and Messrs. Augur and Epker. The board of directors has determined that all members of the Compensation Committee are “independent” with the meaning of the listing standards of The NASDAQ Stock Market. The functions to be performed by the Compensation Committee include establishing the compensation of officers, evaluating the performance of officers and key employees, and administering employee incentive compensation plans. The Compensation Committee typically meets with the Chief Executive Officer to obtain information about employee performance and compensation recommendations. It also has the authority to engage outside advisors to assist the committee with its functions. The Compensation Committee has the power to delegate authority to the CEO or a subcommittee to make certain determinations with respect to compensation for employees who are not executive officers. The Company’s Compensation Committee Charter is available on the Company’s website at www.purecyclewater.com. The Compensation Committee held two (2) meetings during the fiscal year ended August 31, 2010.

Nominating and Corporate Governance Committee - The Nominating Committee consists of Messrs. Guido (Chairman), Epker and Augur. The board of directors has determined that all the members of the Nominating Committee are “independent” within the meaning of the listing standards of The NASDAQ Stock Market. The principal responsibilities of the Nominating Committee are to identify and nominate qualified individuals to serve as members of the board and to make recommendations to the board with respect to director compensation. In addition, the Nominating Committee is responsible for establishing the Company’s Corporate Governance Guidelines and evaluating the board and its processes. In selecting nominees for the board, the Nominating Committee is seeking a board with a variety of experience and expertise, and in selecting nominees it will consider business experience in the industry in which the Company operates, financial expertise, independence from the Company, experience with publicly traded companies, experience with relevant regulatory matters in which the Company is involved, and a reputation for integrity and professionalism. The Company does not have a formal policy with respect to the consideration of diversity in identifying director nominees, but it considers diversity as part of its overall assessment of the board’s functions and needs. Nominees must be at least 21 years of age and less than 70. Identification of prospective board members is done by a combination of methods, including word-of-mouth in industry circles, inquiries of outside professionals and recommendations made to the Company. The Nominating Committee Charter is available on the Company’s website at www.purecyclewater.com. The Nominating Committee held two (2) meetings during the fiscal year ended August 31, 2010.
The Nominating Committee will consider nominations for director made by shareholders of record entitled to vote. In order to make a nomination for election at the 2012 annual meeting, a shareholder must provide notice, along with supporting information (discussed below) regarding such nominee, to the Company’s Secretary by August 4, 2011, in accordance with the Company’s bylaws. The Nominating Committee evaluates nominees recommended by shareholders utilizing the same criteria it uses for other nominees.
Each shareholder recommendation should be accompanied by the following:
•
The full name, address, and telephone number of the person making the recommendation, and a statement that the person making the recommendation is a shareholder of record (or, if the person is a beneficial owner of the Company’s shares but not a record holder, a statement from the record holder of the shares verifying the number of shares beneficially owned), and a statement as to whether the person making the recommendation has a good faith intention to continue to hold those shares through the date of the Company’s next annual meeting;

•
The full name, address, and telephone number of the candidate being recommended, information regarding the candidate’s beneficial ownership of the Company’s equity securities, any business or personal relationship between the candidate and the person making the recommendation, and an explanation of the value or benefit the person making the recommendation believes the candidate would provide as a director;

•
A statement signed by the candidate that he or she is aware of and consents to being recommended to the Nominating Committee and will provide such information as the Nominating Committee may request for its evaluation of candidates;

•	A description of the candidate’s current principal occupation, business or professional experience, previous employment history, educational background, and any areas of particular expertise;
•
Information about any business or personal relationships between the candidate and any of the Company’s customers, suppliers, vendors, competitors, directors or officers, or other persons with any special interest regarding any transactions between the candidate and the Company; and

•
Any information in addition to the above about the candidate that would be required to be included in the Company’s proxy statement (including without limitation information about legal proceedings in which the candidate has been involved within the past ten years).

Compensation Committee Interlocks and Insider Participation - No interlocking relationship exists between any member of the board of directors or the Compensation Committee and any other company’s board of directors or compensation committee.

Code of Business Conduct and Ethics
The Company has adopted a Code of Business Conduct and Ethics for its directors, officers and employees, which is available on the Company’s website at www.purecyclewater.com.
Shareholder Communications with the Board
The board of directors has adopted a policy for shareholders to send communications to the board. The policy is available on the Company’s website. Shareholders wishing to send communications to the board may contact the Chairman of the board at the Company’s principal place of business or e-mail chairman@purecyclewater.com. All such communications shall be shared with the members of the board, or if applicable, a specified committee or director.
Director Compensation
Directors who are employees of the Company receive no fees for board service. Currently, Mr. Harding is the only director who is also an employee. Each non-employee director receives a payment of $10,000 for each full year in which he or she serves as a director, with an additional payment of $1,000 for each committee on which he or she serves, and $1,000 for serving as chairman of the board. Directors receive $500 for attendance at each board meeting and, if committee meetings are held separate from board meetings, each director receives $500 for attendance at such committee meetings.
The following table sets forth summary information concerning the compensation paid to the Company’s non-employee directors in fiscal 2010 for services to the Company:

Director Compensation
					Change in
					Pension Value
	Fees				and Nonqualified
	Earned or		Option	Non-Equity	Deferred
	Paid in	Stock	Awards	Incentive Plan	Compensation	All Other
	Cash	Awards	(1)	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
H. Augur (2)	17,500	—	6,200	—	—	—	23,700
A. Epker (3)	14,500	—	6,200	—	—	—	20,700
R. Guido (4)	15,500	—	6,200	—	—	—	21,700
P. Howell (5)	15,500	—	6,200	—	—	—	21,700
G. Middlemas (6)	12,500	—	6,200	—	—	—	18,700

(1)
In addition to cash compensation, as part of the 2004 Incentive Plan approved by shareholders at the 2004 annual meeting of shareholders, each non-employee director receives an option to purchase 5,000 shares of common stock upon initial election or appointment to the board (which vest one half at each of the first and second anniversary dates of the grant), and an option to purchase 2,500 shares for each subsequent full year in which he or she serves as a director, which options vest one year from the date of grant. The amounts in this column represent the total dollar amount that will be recognized as expense for financial reporting purposes with respect to the options granted during the Company’s fiscal year ended August 31, 2010. For more information about how the Company values and accounts for share-based compensation see Note 8 — Shareholders’ Equity in the Company’s August 31, 2010 Annual Report on Form 10-K.

(2)
The $17,500 earned by Mr. Augur is comprised of: $10,000 for serving on the board, $1,000 for being the chairman of the board, $3,000 for serving on three committees, $3,500 for attendance at board and committee meetings ($500 per meeting). Mr. Augur had 20,000 options outstanding as of August 31, 2010, all of which are exercisable within 60 days of the filing of this proxy statement.

(3)
The $14,500 earned by Mr. Epker is comprised of: $10,000 for serving on the board, $2,000 for serving on two committees and $2,500 for attendance at board and committee meetings ($500 per meeting). Mr. Epker had 12,500 options outstanding as of August 31, 2010, all of which are exercisable within 60 days of the filing of this proxy statement.

(4)
The $15,500 earned by Mr. Guido is comprised of: $10,000 for serving on the board, $2,000 for serving on two committees and $3,500 for attendance at board and committee meetings ($500 per meeting). Mr. Guido had 20,000 options outstanding as of August 31, 2010, all of which are exercisable within 60 days of the filing of this proxy statement.

(5)
The $15,500 earned by Mr. Howell is comprised of: $10,000 for serving on the board, $1,000 for serving on one committee and $4,500 for attendance at board and committee meetings ($500 per meeting). Mr. Howell had 17,500 options outstanding as of August 31, 2010, all of which are exercisable within 60 days of the filing of this proxy statement.

(6)
The $12,500 earned by Mr. Middlemas is comprised of: $10,000 for serving on the board, $1,000 for serving on one committee and $1,500 for attendance at board and committee meetings ($500 per meeting). Mr. Middlemas had 20,000 options outstanding as of August 31, 2010, all of which are exercisable within 60 days of the filing of this proxy statement.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Compensation Philosophy
The Company’s executive compensation program is administered by the Compensation Committee of the board of directors. The Compensation Committee is composed of Messrs. Middlemas, Augur and Epker, three non-employee directors. The Compensation Committee reviews the performance and compensation level for the executive officer and determines equity grants under the 2004 Incentive Plan. The executive officer may provide information to the Compensation Committee regarding his compensation; however, the Compensation Committee makes the final determination on executive compensation. Final compensation determinations, including equity awards, are generally made in August at the end of the Company’s fiscal year. The following outlines the philosophy and objectives of the Company’s compensation plan.
Q.	What are the objectives of the Company’s compensation plan?
A.
The objectives of the Company’s compensation plan are to correlate executive compensation with the Company’s objectives and overall performance and to enable the Company to attract, retain and reward executive officers who contribute to its long-term growth and success.

Q.	What is the Company’s compensation plan designed to do?
A.
The Company’s compensation plan is designed to attract, retain and motivate quality executive talent critical to the Company’s growth and success. The compensation plan is designed to reward the executive officer of the Company with competitive total pay opportunities through a compensation mix that emphasizes cash and non-cash incentives and merit-based salary increases, while de-emphasizing entitlements and perquisites. The compensation plan is designed to create a mutuality of interest between executive and shareholders through equity ownership programs and to focus the executive’s attention on overall corporate objectives, in addition to the executive’s personal objectives.

Q.	What are the goals of the Compensation Committee?
A.
The goal of the Compensation Committee is to provide a compensation package that is competitive with compensation practices of companies with which the Company competes, provides variable compensation that is linked to achievement of financial and individual performance goals, and aligns the interests of the executive officer and employees with those of the shareholders of the Company by providing them with equity ownership in the Company. Additionally, the Compensation Committee’s goal is to design compensation packages which fall within the mid-range of the packages provided to executives of similarly sized corporations in like industries.

Q.	What are the basic elements of the executive officer’s pay and how do those fit into the Company’s compensation plan?
A.
Generally the executive officer receives a base cash salary, cash bonus (if the Compensation Committee elects to award one), and long-term equity incentives. The mixture of these cash and non-cash compensation items is designed to provide the executive with a competitive total compensation package while not using an excessive amount of the Company’s cash or overly diluting the equity positions of its shareholders. The compensation plan for the President is described below.

Q.	Does the Company offer any benefit plans to its executive officer?
A.	The executive officer is eligible for the same benefits available to all Company employees. Currently, this includes participation in a tax-qualified 401(k) plan, health and dental plans.
Q.	Does the Company offer any perquisites to its executive officer?
A.	The Company’s executive officer does not receive any perquisites or personal benefits.
Compensation of the Company’s President
The current compensation program for the Company’s President consists of the following:
Base Salary—The Compensation Committee reviewed and approved a salary for the President during the year ending August 31, 2010. His base salary was established by the Compensation Committee based upon competitive compensation data for similarly sized public companies, job responsibilities, level of experience, individual performance and contribution to the business throughout his career with the Company. In making the base salary decision, the committee exercised its discretion and judgment based upon these factors. No specific formula was applied to determine the weight of each factor. While the Compensation Committee reviewed competitive compensation data, it did not benchmark Mr. Harding’s compensation to that of any other company. Mr. Harding’s base salary remained unchanged from last year.
Incentive Bonus—The Compensation Committee’s goal in granting incentive bonuses is to tie a portion of the President’s compensation to the performance of the Company and to the President’s individual contribution to the Company. Due to the difficult market for real estate developments, the primary market for the Company’s water rights, and the lack of completion of significant transactions in fiscal 2010, no incentive bonus was granted to the President during the year ended August 31, 2010.
Long-Term Stock Incentives—The Compensation Committee has previously provided the Company’s President with long-term equity incentive compensation through grants of stock options and restricted stock. The goal of the long-term stock incentives has been to align the interests of the President with those of the Company’s shareholders and to provide the President with a long-term incentive to manage the Company from the perspective of an owner with an equity stake in the business. It is the belief of the Compensation Committee that stock options and restricted stock grants directly motivate an executive to maximize long-term shareholder value. The philosophy of administering the long-term stock incentive plan is to tie the number of stock options and restricted stock awarded to each employee in the plan to the performance of the Company and to the individual contribution of each employee in the plan.
No long-term stock incentives were granted during the fiscal year ended August 31, 2010. However, the Compensation Committee tasked the Chairman of the Compensation Committee with investigating long-term incentive awards for consideration by the Compensation Committee in fiscal 2011.

Discussion with Respect to Qualifying Compensation for Deductibility
Section 162(m) of the Internal Revenue Code imposes a limit on tax deductions for annual compensation (other than performance-based compensation) in excess of one million dollars paid by a corporation to its chief executive officer and its other four most highly compensated executive officers. The Company has not established a policy with regard to Section 162(m) of the Code, because the Company does not currently anticipate paying cash compensation in excess of one million dollars per annum to any employee. The Compensation Committee will continue to assess the impact of Section 162(m) on its compensation practices and determine what further action, if any, is appropriate.
Compensation Tables
The Company’s President, Mr. Harding, is the Principal Executive Officer and the Principal Financial Officer of the Company. Therefore, all tables contained in this section relate solely to Mr. Harding.

Summary Compensation Table
							Change in
							Pension Value
							and Non-
							Qualified
						Non-Equity	Deferred
		Base		Stock	Option	Incentive Plan	Compensation	All Other
Name and principal	Fiscal	Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
position	year	($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Mark W. Harding	2010	250,000	—	—	—	—	—	—	250,000
President,	2009	250,000	—	—	—	—	—	—	250,000
CEO and CFO	2008	250,000	—	—	—	—	—	—	250,000
Grants of Plan Based Awards - The Company did not grant any plan based awards to Mr. Harding during the year ended August 31, 2010. Therefore, the Company omitted the Grants of Plan Based Awards Table.
Outstanding Equity Awards at Fiscal Year-End - Mr. Harding did not have any outstanding equity awards at August 31, 2010. Therefore, the Company omitted the Outstanding Equity Awards at Fiscal Year-End table.
Option Exercise and Stock Vested - Mr. Harding did not exercise any options or have any stock vest during the year ended August 31, 2010. Therefore, the Company omitted the Option Exercise and Stock Vested table.
Pension Benefits - The Company does not offer pension benefits. Therefore, the Company omitted the Pension Benefits Table.
Non-Qualified Deferred Compensation - The Company does not have any non-qualified deferred compensation plans. Therefore, the Company has omitted the Non-Qualified Deferred Compensation Table.
Termination or Change-in-Control Payments - The Company does not have any plan or arrangement that provides for payments to the executive officer in connection with a termination or change of control.

Compensation Committee Report1
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based on the Committee’s review and discussion with management, has recommended to the full board of directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for the Annual Meeting.
Respectfully submitted by the Compensation Committee of the Board of Directors
/s/ George M. Middlemas (Chairman)
/s/ Harry H. Augur
/s/ Arthur G. Epker III
REPORT OF THE AUDIT COMMITTEE1
The Audit Committee of the board of directors is comprised of independent directors and operates under a written charter adopted by the board of directors. The Audit Committee charter is reassessed and updated as needed in accordance with applicable rules of the SEC and The NASDAQ Stock Market.
The Audit Committee serves in an oversight capacity. Management is responsible for the Company’s internal controls over financial reporting. The independent auditors are responsible for performing an independent audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and issuing a report thereon. The Audit Committee’s primary responsibility is to monitor and oversee these processes and to select and retain the Company’s independent auditors. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the Company’s audited financial statements and discussed not only the acceptability but also the quality of the accounting principles, the reasonableness of the significant judgments and estimates, critical accounting policies and the clarity of disclosures in the audited financial statements prior to issuance.
The Audit Committee reviewed and discussed the audited financial statements as of and for the year ended August 31, 2010 with the Company’s independent auditors, GHP Horwath P.C. (“GHP”), and discussed not only the acceptability but also the quality of the accounting principles, the reasonableness of the significant judgments and estimates, critical accounting policies and the clarity of disclosures in the audited financial statements prior to issuance. The Audit Committee meets with GHP, with and without management present, to discuss the results of their examination and their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee discussed and reviewed with GHP all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards (SAS) No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the PCAOB in Rule 3200T. GHP also provided the Audit Committee the written disclosures and the letter required by the applicable requirements of the PCAOB for independent auditor communications with the Audit Committee concerning independence. The Audit Committee also confirmed GHP’s independence with GHP.
Based on the foregoing, the Audit Committee recommended to the board of directors that the Company’s audited financial statements be included in the Company’s Form 10-K for the fiscal year ended August 31, 2010.
/s/ Peter C. Howell
/s/ Harrison H. Augur
/s/ Richard L. Guido

[1]
These reports are not “soliciting material,” are not deemed “filed” with the Commission and are not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, irrespective of any general incorporation language in any such filing, except to the extent the Company specifically references one of these reports.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Agreements with Related Parties
Tap Participation Fee Payments - On August 31, 2006, pursuant to an Asset Purchase Agreement (the “Arkansas River Agreement”) with HP A&M, the Company purchased approximately 60,000 acre feet of water rights in the Arkansas River and other related assets. As consideration for these assets, the Company issued HP A&M 3,000,000 shares of its common stock. The Company also granted HP A&M the right to receive ten percent (10%) of gross proceeds, or the equivalent thereof, from the sale of the next 40,000 water taps (the “Tap Participation Fee”), which was valued at approximately $45.6 million at the acquisition date. The Tap Participation Fee is due and payable once the Company sells a water tap and receives the consideration due for such water tap. The Company did not sell any water taps during the year ended August 31, 2010 or 2009. However, during fiscal 2009, the Company did make Tap Participation Fee payments to HP A&M as a result of non-irrigated land sales which are discussed in greater detail in Note 7 — Long-Term Debt and Operating Lease to the Company’s 2010 Annual Report on Form 10-K. As a result of the acquisition, HP A&M owns 13.6% of the outstanding shares of common stock of the Company.
Convertible Negotiable Promissory Note - Effective September 28, 2010, the Company issued a Convertible Negotiable Promissory Note to PIP, an approximately 18% shareholder of the Company. See Proposal 3 for a detailed description of this transaction.
Stock Purchase Pursuant to the Company’s Public Offering - In connection with the Company’s September 28, 2010, offering of 1,923,931 shares of the Company’s common stock, the Company’s Chairman of the board, Mr. Augur, proposed to purchase 13,333 shares (or $40,000) in the offering and PIP proposed to purchase 930,633 shares (or $2,791,899) in the offering at the offering price of $3.00 per share. The Audit Committee discussed and evaluated the proposed purchases in accordance with the Company’s Code of Business Conduct and Ethics and the Audit Committee Charter, as described below. The Audit Committee approved the purchases after determining that the terms and conditions of the purchases were fair to the Company and its shareholders and that the purchases were in the Company’s best interest.
Review and Approval of Related Party Transactions
It is the Company’s policy as set forth in its Code of Business Conduct and Ethics that actual or apparent conflicts of interest are to be avoided if possible and must be disclosed to the board of directors. Pursuant to the Code of Business Conduct and Ethics, any transaction involving a related party must be reviewed and approved by the Audit Committee. Additionally, the Audit Committee Charter requires the Audit Committee to review any transaction involving the Company and a related party at least once a year or upon any significant change in the transaction or relationship. The Code also provides non-exclusive examples of conduct which would involve a potential conflict of interest and requires any material transaction involving a potential conflict of interest to be approved in advance by the board. If a waiver from the Code is granted to an executive officer or director, the nature of the waiver will be disclosed on the Company’s website, in a press release, or on a current report on Form 8-K.
The Company annually requires each of its directors and executive officers to complete a directors’ and officers’ questionnaire that solicits information about related party transactions. The Company’s board of directors and outside legal counsel review all transactions and relationships disclosed in the directors’ and officers’ questionnaire, and the board makes a formal determination regarding each director’s independence. If a director is determined to no longer be independent, such director, if he or she serves on any of the Audit Committee, the Nominating Committee, or the Compensation Committee, will be removed from such committee prior to (or otherwise will not participate in) any future meeting of the committee. If the transaction presents a conflict of interest, the board of directors will determine the appropriate response.

ELECTION OF DIRECTORS
(Proposal No. 1)
As of the date of the Meeting, the number of members of the board of directors will be fixed at seven. The board of directors nominates the following persons currently serving on the board for reelection to the board: Mark W. Harding, Harrison H. Augur, Arthur G. Epker III, Richard L. Guido, Peter C. Howell, George M. Middlemas and H. Hunter White III.
Set forth below are the names of all nominees for director, all positions and offices with the Company held by each such person, the period during which each has served as such, and the principal occupations and employment of such persons during at least the last five years, as well as additional information regarding the skills, knowledge and experience with respect to each nominee which has led the board of directors to conclude that each such nominee should be elected or re-elected as a director of the Company.
Mark W. Harding. Mr. Harding joined the Company in April 1990 as Corporate Secretary and Chief Financial Officer. He was appointed President of the Company in April 2001, Chief Executive Officer in April 2005, and a member of the board of directors in February 2004. Mr. Harding brings a background in investment banking and public finance, having worked from 1988 to 1990 for Price Waterhouse’s management consulting services where he assisted clients in public finance and other investment banking related services. In determining Mr. Harding’s qualifications to on the board of directors, the board of directors considered, among other things, that Mr. Harding is the President and a board member of the Rangeview Metropolitan District and serves on a number of advisory boards relating to water and wastewater issues in the Denver region, including a statewide roundtable created by the Colorado legislature charged with identifying ways in which Colorado can address the water shortages facing Front Range cities including Denver and Colorado Springs. Mr. Harding earned a B.S. Degree in Computer Science and a Masters in Business Administration in Finance from the University of Denver.
Harrison H. Augur. Mr. Augur joined the board and was elected Chairman in April 2001. For more than 20 years, Mr. Augur has been involved with investment management and venture capital investment groups. Mr. Augur has been a general partner of CA Partners since 1987, and general partner of Patience Partners LLC since 1999. Mr. Augur received a Bachelor of Arts degree from Yale University, an LLB degree from Columbia University School of Law, and an LLM degree from New York University School of Law. In determining Mr. Augur’s qualifications to serve on the board of directors, the board of directors has considered, among other things, his extensive experience and expertise in finance and law.
Arthur G. Epker III. Mr. Epker was appointed to the board in August 2007. Since 1992, Mr. Epker has been a Vice President and partner of PAR Capital Management, Inc., a private investment company located in Boston, MA. Mr. Epker is also a portfolio manager over a portion of the assets of PAR Investment Partners, L.P., a private 3(c)7 investment company. Mr. Epker received his undergraduate degree in computer science and economics with highest distinction from the University of Michigan and received a Master of Business Administration from Harvard Business School. In determining Mr. Epker’s qualifications to serve on the board of directors, the board of directors has considered, among other things, his extensive experience and expertise in finance and investment management.
Richard L. Guido. Mr. Guido served as a member of the Company’s board from July 1996 through August 31, 2003, and rejoined the board in 2004. Mr. Guido was an employee of Inco Limited, a Canadian mining company (now known as Vale Inco), from 1980 through February 2004. He previously served on the Company’s board pursuant to a voting agreement between Inco and the Company. That agreement is no longer in effect. Mr. Guido was Associate General Counsel of DeltaCom, Inc., a telecommunications company, from March 2006 to March 2007, and prior to that Mr. Guido was Associate General Counsel of Inco Limited and President, Chief Legal Officer and Secretary of Inco United States, Inc., now known as Vale Inco Americas, Inc. Mr. Guido received a Bachelor of Science degree from the United States Air Force Academy, a Master of Arts degree from Georgetown University, and a Juris Doctor degree from the Catholic University of America. In determining Mr. Guido’s qualifications to serve on the board of directors, the board of directors has considered, among other things, his extensive experience and expertise in finance, law and natural resource development.

Peter C. Howell. Mr. Howell was appointed to fill a vacancy on the board in February 2005. From 1997 to present, Mr. Howell has served as an advisor to various business enterprises in the area of acquisitions, marketing and financial reporting. From August 1994 to August 1997, Mr. Howell served as the Chairman and Chief Executive Officer of Signature Brands USA, Inc. (formerly known as Health-O-Meter), and from 1989 to 1994 Mr. Howell served as Chief Executive Officer and a director of Mr. Coffee, Inc. Mr. Howell is a member of the board of directors of Libbey, Inc., Global Lite Array Inc. (a subsidiary of Global-Tech Advanced Innovations Inc.) and one private company. Mr. Howell received a Master of Arts degree in Economics from Cambridge University. In determining Mr. Howell’s qualifications to serve on the board of directors, the board of directors has considered, among other things, his extensive experience and expertise in finance and financial reporting as well as his general business expertise.
George M. Middlemas. Mr. Middlemas has been a director since April 1993. Mr. Middlemas has been a general partner with Apex Venture Partners, a diversified venture capital management group, since 1991. From 1985 to 1991, Mr. Middlemas was Senior Vice President of Inco Venture Capital Management, primarily involved in venture capital investments for Inco Securities Corporation. From 1979 to 1985, Mr. Middlemas was Vice President and a member of the Investment Committee of Citicorp Venture Capital Ltd., where he sourced, evaluated and completed investments for Citicorp. Mr. Middlemas is a member of the Pennsylvania State University-Library Development Board and Athletic Committee and is a board member of the Joffrey Ballet of Chicago. Mr. Middlemas received a Bachelor’s degree in History and Political Science from Pennsylvania State University, a Masters degree in Political Science from the University of Pittsburgh and a Master of Business Administration from Harvard Business School. In determining Mr. Middlemas’s qualifications to serve on the board of directors, the board of directors has considered, among other things, his extensive experience and expertise in finance and investment management.
H. Hunter White, III. Mr. White is a director nominee not currently serving on the board. Mr. White is a founder of HP A&M, established in 2001, and since that date he has been the manager of HP A&M. HP A&M is a developer of tributary and non-tributary water and water related assets in Colorado. Since 1978 Mr. White has been an independent investor involved in a wide variety of business ventures. Mr. White is primarily a natural resources developer, including real estate development, oil and gas exploration and production, and water resources. Mr. White is also active with cellular telephone start ups, radio station ownership, hotel development, and buyouts and business startups. Mr. White serves on the board of directors for one private company. Mr. White is involved in a number of civic and cultural organizations and is a current board member and past Vice President of the New Orleans Museum of Art. Mr. White received a bachelor’s degree from Louisiana State University. In determining Mr. White’s qualifications to serve on the board of directors, the board of directors has considered, among other things, his extensive experience and expertise in investment management, real estate development and water resource development.
The proxy cannot be voted for more than the seven nominees named. Directors are elected for one-year terms or until the next annual meeting of the shareholders and until their successors are elected and qualified. All of the nominees have expressed their willingness to serve, but if because of circumstances not contemplated, one or more nominees is not available for election, the proxy holders named in the enclosed proxy card intend to vote for such other person or persons as the Nominating Committee may nominate.
HP A&M Director Nominee
The Arkansas River Agreement obligates the Company to nominate and solicit proxies for a director nominee designated by HP A&M through the earlier of (i) the date on which the Company fully discharges its obligation to pay the Tap Participation Fee or (ii) August 31, 2011. In addition, Mr. Harding agreed to vote his shares of common stock in favor of the director nominee of HP A&M pursuant to a Voting Agreement for the same period that the Company is obligated to solicit proxies for the HP A&M director nominee. HP A&M designated Mr. White as its nominee to the board of directors for this election.
THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION AS DIRECTORS OF THE SEVEN PERSONS NOMINATED.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
(Proposal No. 2)
Action is to be taken by the shareholders at the Meeting with respect to the ratification and approval of the selection by the Audit Committee of the Company’s board of directors of GHP Horwath, P.C. (“GHP”) to be the independent auditors of the Company for the fiscal year ending August 31, 2011. In the event of a negative vote on such ratification, the Audit Committee of the board of directors will reconsider its selection. A representative of GHP is expected to be present at the Meeting. The GHP representative will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.
The Audit Committee reviews and approves in advance the audit scope, the types of non-audit services, if any, and the estimated fees for each category for the coming year. For each category of proposed service, GHP is required to confirm that the provision of such services does not impair their independence. Before selecting GHP, the Audit Committee carefully considered that firm’s qualifications as an independent registered public accounting firm for the Company. This included a review of its performance in prior years, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee has expressed its satisfaction with GHP in all of these respects. The Audit Committee’s review included inquiry concerning any litigation involving GHP and any proceedings by the SEC against the firm.
GHP reported that the Company maintained, in all material respects, effective internal control over financial reporting as of August 31, 2010, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).
GHP has no direct or indirect financial interest in the Company and does not have any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee. Neither the Company, nor any officer, director nor associate of the Company has any interest in GHP.
Fees - For the fiscal years ended August 31, 2010 and 2009, the Company was billed the following audit, audit-related, tax and other fees by its independent registered public accountant. The Audit Committee approved 100% of these fees in accordance with the Audit Committee Charter. The audit related fees are comprised entirely of fees for assistance with consultations with the Staff of the Office of the Chief Accountant of the SEC.

	Fiscal year ended August 31,
	2010	2009
Audit Fees	$57,200	$62,900
Audit Related Fees	$5,800	$4,000
Tax	$—	$—
All Other Fees	$—	$—
Pre-Approval Policy - The Audit Committee has established a pre-approval policy in its charter. In accordance with the policy, the Audit Committee pre-approves all audit, non-audit and internal control related services provided by the independent auditors prior to the engagement of the independent auditors with respect to such services.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS.

ISSUANCE OF SHARES OF COMMON STOCK UPON CONVERSION OF CONVERTIBLE NEGOTIABLE PROMISSORY NOTE
(Proposal No. 3)
Effective September 28, 2010, the Company issued a Convertible Negotiable Promissory Note (the “Note”) to PIP, an approximately 18% shareholder of the Company. The Note: (i) has a face value of $5.2 million, (ii) accrues simple interest at 10% per annum, (iii) interest from the issuance date of the Note through April 1, 2011 is due on April 1, 2011 with monthly interest payments due the first day of each month following April 1, 2011 until the Note matures on January 15, 2012, (iv) is unsecured, and (v) if approved by the Company’s shareholders, will be converted to unregistered common stock of the Company at a conversion price of $2.70 per share. The conversion price was set at 90% of the price per share at which the Company priced shares in its public offering which commenced on the same date. The board of directors determined that a discount of 10% of the offering price was appropriate because the shares which would be issued upon conversion are unregistered and therefore subject to limitations on transferability. The last reported sales price of the common stock on The NASDAQ Stock Market on September 27, 2010, the day before the Note was issued was $2.70 per share.
The Company received $5.2 million from PIP upon issuance of the Note. The $5.2 million, along with the approximately $5.5 million raised in the public offering, were used to finance the Company’s acquisition of a note payable and deed of trust granted by Sky Ranch, LLC, which ultimately enabled the Company to obtain title to approximately 940 acres of land known as “Sky Ranch.” The Sky Ranch acquisition is described in more detail in the Company’s 2010 Annual Report on Form 10-K. The proceeds remaining after the Sky Ranch acquisition will be used for working capital and other corporate purposes. The issuance of the Note was approved by the Audit Committee after it determined that the issuance was fair to the Company and its shareholders and in the Company’s best interest, in accordance with the provisions of the Company’s Code of Business Conduct and Ethics and the Audit Committee Charter applicable to related party transactions.
Shareholder approval of the issuance of the shares upon conversion of the Note is required pursuant to the rules of The NASDAQ Stock Market. If the shareholders approve conversion of the Note at the Meeting on January 11, 2011, the $5.2 million Note, plus unpaid and accrued interest of $151,667 (total principal and interest of $5,351,667), would convert into 1,982,099 shares of the Company’s common stock. Following this conversion, the Company would have 24,037,596 shares outstanding, of which PAR would own 5,982,970 or 24.9% of the Company’s outstanding shares.
If the Company’s shareholders do not approve the conversion of the Note to common stock, the Note would require the following payments:

Fiscal Year Ending:	Principal Payments	Interest Payments	Total Payments
August 31, 2011	$—	$486,800	$486,800
August 31, 2012	5,200,000	197,900	5,397,900

Total payments	$5,200,000	$684,700	$5,884,700

If the conversion is not approved, the Company may be required to seek additional debt or equity financing to repay the Note when it becomes due. In conjunction with the Note, the Company granted PAR one demand right and certain piggyback rights to register the shares of common stock issuable upon conversion of the Note. There are no preemptive rights associated with the Company common stock.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE CONVERSION OF THE NOTE TO COMMON STOCK.

ACTION TO BE TAKEN UNDER THE PROXY
The proxy will be voted “FOR” approval of proposals 2 and 3, and “FOR” the directors nominated by the board, unless the proxy is marked in such a manner as to withhold authority to so vote. The proxy will also be voted in connection with the transaction of such other business as may properly come before the Meeting or any adjournment or adjournments thereof. Management knows of no other matters, other than the matters set forth above, to be considered at the Meeting. If, however, any other matters properly come before the Meeting or any adjournment thereof, the persons named in the accompanying proxy will vote such proxy in accordance with their best judgment on any such matter. The persons named in the accompanying proxy will also, if in their judgment it is deemed to be advisable, vote to adjourn the Meeting from time to time.
OTHER INFORMATION
Section 16 (a) Beneficial Ownership Reporting Compliance
The Company’s directors and executive officers and persons who are beneficial owners of more than 10% of common stock are required to file reports of their holdings and transactions in common stock with the SEC and furnish the Company with such reports. Based solely upon the review of the copies of the Section 16(a) reports received by the Company and written representations from these persons, the Company believes that during the fiscal year ended August 31, 2010, all the directors, executive officers and 10% beneficial owners complied with the applicable Section 16(a) filing requirements, except that the stock purchase made by Mr. Augur on September 28, 2010 in the Company’s registered stock offering was reported late on a Form 4 filed on October 6, 2010. The Company files the Form 4 with respect to stock purchases made on behalf of the directors.
Shareholder Proposals
Shareholder proposals for inclusion in the Proxy Statement for the 2012 annual meeting of shareholders must be received at the principal executive offices of the Company by August 4, 2011 but not before June 5, 2011. For more information refer to the Company’s Bylaws which were filed as Appendix C to the Registration Statement on Form SB-2/A filed with the SEC on June 10, 2004. The Company is not required to include proposals received outside of these dates in the proxy materials for the 2012 annual meeting of shareholders, and any such proposals shall be considered untimely. The persons named in the proxy will have discretionary authority to vote all proxies with respect to any untimely proposals.
Delivery of Materials to Shareholders with Shared Addresses
The Company utilizes a procedure approved by the SEC called “householding”, which reduces printing and postage costs. Shareholders who have the same address and last name will receive one copy of the Important Notice Regarding the Availability of Proxy Materials or one set of printed proxy materials unless one or more of these shareholders has provided contrary instructions.
If you wish to receive a separate copy of the proxy statement or the Notice of the Company’s Annual Report on Form 10-K, or if you are receiving multiple copies and would like to receive a single copy, please contact the Company’s transfer agent at Computershare Trust Company, Inc., 350 Indiana St., Suite #800, Golden, Colorado 80401, telephone (303) 262-0600 or 1-800-962-4284, or write to or call the Company’s Secretary at the Company’s address or phone number set forth above, and the Company will undertake to deliver such documents promptly. If your shares are owned through a bank, broker or other nominee, you may request householding by contacting the nominee.
Form 10-K and Related Exhibits
The Company’s Annual Report on Form 10-K is available, free of charge, at the Company’s website, www.purecyclewater.com, or at the SEC’s website, www.sec.gov. In addition, the Company will furnish a copy of its Form 10-K to any shareholder free of charge and a copy of any exhibit to the Form 10-K upon payment of the Company’s reasonable expenses incurred in furnishing such exhibit(s). You may request a copy of the Form 10-K or any exhibit thereto by writing the Company’s Secretary at: Pure Cycle Corporation, 500 E. 8th Ave, Suite 201, Denver, CO 80203, or by sending an email to info@purecyclewater.com. The information on the Company’s website is not part of this proxy statement.

Documents Incorporated by Reference
Shareholders should review the following items included in the Company’s 2010 Annual Report on Form 10-K, which is provided with this proxy statement, and such items are incorporated by reference herein:
Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations
Item 7A — Quantitative and Qualitative Disclosures About Market Risk
Item 8 — Financial Statements and Supplementary Data
Item 9 — Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

  IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	X

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+

	01 - Mark W. Harding	☐	☐	02 - Harrison H. Augur	☐	☐	03 - Arthur G. Epker, III	☐	☐

	04 - Richard L. Guido	☐	☐	05 - Peter C. Howell	☐	☐	06 - George M. Middlemas	☐	☐

	07 - H. Hunter White	☐	☐

		For	Against	Abstain			For	Against	Abstain

2.	Ratification of appointment of the independent auditors named in the proxy statement for the fiscal year ending August 31, 2011.	☐	☐	☐	3.	Approval of the issuance of shares of common stock upon conversion of the Convertible Negotiable Promissory Note.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

■	1 U P X 1 0 5 1 1 6 2	+
0198JB

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Pure Cycle Corporation

Proxy Solicited by Board of Directors for Annual Meeting — January 11, 2011
Harrison H. Augur and Mark W. Harding, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Pure Cycle Corporation to be held on January 11, 2011 at 2:00 P.M. Mountain time at the offices of Davis Graham & Stubbs LLP, 1550 17th Street, Suite 500, Denver, CO 80202, or at any postponements or adjournments thereof. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
This proxy, when properly executed, will be voted in the manner directed herein by the shareholder. If no instructions are specified, this proxy will be voted FOR the election of directors and proposals 2 and 3.
(Continued and to be voted on reverse side.)